UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2008

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (843) 740-7015

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangment Of Certain Officers.

On January 8, 2008, Force Protection, Inc. (“Company”) announced Gordon McGilton’s retirement as Chief Executive Officer and Director, and its wholly-owned subsidiaries, Force Protection Industries, Inc. and Force Protection Technologies, Inc., effective January 31, 2008.  Mr. McGilton has informed the Company that his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. McGilton has informed the Company that his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. McGilton is retiring from business life.  The Company and Mr. McGilton intend to enter into a Separation Agreement setting forth certain “non-compete” obligations of Mr. McGilton in favor of the Company.  Mr. McGilton advised the Board that with regard to Apt Leadership, LLC he has transferred, as of December 31, 2007, all remaining ownership interests and further, that during his entire tenure at the Company, Mr. McGilton received no compensation or benefits from Apt Leadership, LLC.

The Company also announced that Michael Moody, age 61, has been named Interim Chief Executive Officer, effective January 31, 2008.  Mr. Moody will retain the title of President held since September 18, 2007.  The Board of Directors has also, effective today, elected Mr. Moody as Chairman of the Board of Directors.  The Company has not, at this time, entered into a material plan, contract or arrangement with the Interim Chief Executive Officer.  Mr. Moody is entitled to participate in all medical, dental and other benefit plans and perquisites generally available to the Company’s senior management.  Mr. Moody is also entitled to (i) severance payments equal to three months’ salary in the event that he is not selected by the Board as the Chief Executive Officer and does not remain with the Company, and (ii) relocation benefits in the amount of $30,000 payable upon separation from the Company.

On September 18, 2007, the Company’s board of directors appointed Mr. Moody to the position of President of the Company.  Mr. Moody has served as a director since September 2006.

Mr. Moody has over 40 years of experience in operational, management, reorganizations, acquisitions and business transformation.  He has served as a leader of companies in the capacity of senior executive officer and senior financial officer.  Mr. Moody provided business and financial advisory services to privately held businesses from 2005 to 2007.  Mr. Moody was the Chief Operating Officer at the London American General Agency from 2003 to 2005 and served as Senior Vice President of Corporate Development for Magna Carta Companies from 1995 to 2001, where he was a member of the Company’s board of directors.  Mr. Moody is a Certified Practicing Accountant with extensive domestic and international, investment banking experience.  Mr. Moody holds a B.A. in Economics from Macquarie University in Sydney, Australia.

The Company’s board of directors has appointed a special search committee to identify a Chief Executive Officer from among internal and external candidates.

Mr. Moody was not selected pursuant to any arrangement or understanding between him and any other person.  There are no family relationships between Mr. Moody and any of the Company’s other directors or executive officers.  There have been no related party transactions between the Company and Mr. Moody reportable under Item 404(a) of Regulation S-K.

The Company’s board of directors wishes to express its gratitude and appreciation to Mr. McGilton for his dedicated service to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: January 8, 2008

/s/ Gordon McGilton
(Signature)

Name: Gordon McGilton
Title: Chief Executive Officer